UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 9, 2024

OIL-DRI CORPORATION OF AMERICA
(Exact name of the registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 North Michigan Avenue, Suite 400
Chicago, Illinois		60611-4213
(Address of principal executive offices)		(Zip Code)

The registrant's telephone number, including area code: (312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ODC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02	Results of Operations and Financial Condition.

On October 10, 2024, Oil-Dri Corporation of America (the “Company”) issued a press release announcing its results of operations for its fourth quarter and fiscal year ended July 31, 2024. A copy of the press release is attached as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 8.01	Other Events.

At its regular meeting on October 9, 2024, the Board of Directors of the Company (the “Board”) declared quarterly cash dividends (the “Cash Dividends”) of $0.31 per share of Common Stock, par value $0.10 per share (the “Common Stock”), and $0.233 per share of the Company’s Class B Stock, par value $0.10 per share (the “Class B Stock”), and approved a two-for-one stock split (the “Stock Split”) in the form of a stock dividend. The Cash Dividends will be payable on November 22, 2024 to stockholders of record at the close of business on November 8, 2024.

The Stock Split is subject to stockholder approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to accommodate the Stock Split (the “Charter Amendment”). The Company intends to include the Charter Amendment as an item of business at the Company's upcoming annual meeting of stockholders, expected to be held on December 11, 2024 (the “2024 Annual Meeting”). If the Charter Amendment is approved and the Stock Split is implemented, each stockholder of record at the close of business on Friday, December 20, 2024 (the “Stock Split Record Date”) will receive, after market close on Friday, January 3, 2025, a distribution of one additional share of Common Stock for each share of Common Stock held by such stockholder on the Stock Split Record Date and one additional share of Class B Stock for each share of Class B Stock held by such stockholder on the Stock Split Record Date.

As a result of the Stock Split, proportionate adjustments will be made to the number of shares issuable under the Company's equity incentive plan and the number of shares underlying outstanding equity awards. The Company's Common Stock would be expected to begin trading on a post-split basis at the market open on Monday, January 6, 2025 under the Company's existing trading symbol, “ODC.”

A copy of the press release is attached as Exhibit 99.2, and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit
Number	Description of Exhibits

99.1	Earnings Press Release of the Company dated October 10, 2024

99.2	Dividends Press Release of the Company dated October 9, 2024

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Laura G. Scheland
Laura G. Scheland
Chief Legal Officer; Vice President & General Manager of Consumer Products Division; & Secretary

Date: October 10, 2024